Exhibit 10.25

REAL ESTATE PURCHASE AGREEMENT

by and between

ROCKY BLUFF, L.L.C., an Oklahoma limited liability company and

STANDRIDGE & JACKSON DEVELOPMENT, L.L.C., an Oklahoma limited liability company,

collectively as “Seller”

and

BC DEVELOPMENT CO., LLC

a Missouri limited liability company,

as “Buyer”

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SCHEDULE OF EXHIBITS

EXHIBIT “A”	LEGAL DESCRIPTION
EXHIBIT “B”	LIST OF PERSONAL PROPERTY
EXHIBIT “C”	RENT ROLLS
EXHIBIT “D”	CURRENT PROPERTY CONTRACTS
SCHEDULE 1.3	ALLOCATION OF PURCHASE PRICE
SCHEDULE 4.1	SELLER’S DISCLOSURES
SCHEDULE 4.1.16	SELLER’S DISCLOSURES
EXHIBIT “E”	FORM OF DEED
EXHIBIT “F”	BILL OF SALE AND ASSIGNMENT
EXHIBIT “G”	PROPERTY INFORMATION

ii

REAL ESTATE PURCHASE AGREEMENT

THIS REAL ESTATE PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 15th day of April, 2010 (the “Effective Date”), by and among BC DEVELOPMENT CO., LLC, a Missouri limited liability company or its assigns (“Buyer”) and ROCKY BLUFF, L.L.C., an Oklahoma limited liability company and STANDRIDGE & JACKSON DEVELOPMENT, L.L.C., an Oklahoma limited liability company (collectively, “Seller”), for the purchase of certain real property more particularly described herein.

ARTICLE 1 - SALE OF PROPERTY

1.1 Property To Be Sold. Subject to the terms and provisions hereof, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller upon the terms and conditions of this Agreement:

1.1.1 Fee simple title to the land described and/or shown on Exhibit “A” attached hereto, together with all privileges, rights, easements and appurtenances belonging to such land, including without limitation, all right, title and interest (if any) of Seller in and to any streets, alleys, passages, usufructs and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land (collectively, the “Land”).

1.1.2 All of Seller’s right, title and interest, if any, in and to all buildings, structures and other improvements and all fixtures, systems and facilities located on the Land (the “Improvements”).

1.1.3 All of Seller’s right, title and interest, if any, in and to all furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, installed, located or situated on or used in connection with the operation of the Land or Improvements, including, without limitation, the personal property listed on Exhibit “B” attached hereto (the “Personal Property”).

1.1.4 All of Seller’s rights in all leases and other occupancy agreements covering any portion of the Land or Improvements (the “Leases”), including all of the leases listed on the Rent Rolls attached hereto as Exhibit “C” (the “Rent Rolls”) and any leases that may be subsequently entered into in accordance with this Agreement, and including Seller’s rights to any tenant deposits held by Seller (the “Tenant Deposits”) pursuant to the Leases.

1.1.5 All of Seller’s right, title and interest, if any, in all intangible assets of any nature relating to the Land, the Improvements or the Personal Property, including, without limitation, all of Seller’s right, title, and interest in all (i) warranties and guaranties relating to the Improvements or Personal Property in the possession of Seller, (ii) all use, occupancy, building and operating licenses, permits, approvals, and development rights (iii) any trade name or names used or utilized in connection with the Land and Improvements, (iv) all plans and specifications related to the Land and Improvements, in each case to the extent that Seller may legally transfer the same (the “Intangible Property”).

1.1.6 All of Seller’s rights, if any, in all service contracts (other than management and leasing contracts) affecting the Land or Improvements as set forth on Exhibit “D” attached hereto (the “Property Contracts”), to the extent Buyer assumes the same in accordance with Section 3.4 below.

1.1.7 All rights, which the Seller may have, if any, in and to any tenant data, telephone numbers and listings, all master keys and keys to common areas, all good will, if any, and any and all other rights, privileges and appurtenances owned by Seller and related to or used in connection with the existing business operation of the Land and Improvements (the “Miscellaneous Property”).

1.1.8 The Land and Improvements are hereinafter sometimes referred to collectively as the “Real Property” and the Real Property, Personal Property, Leases, Tenant Deposits, Intangible Property, the Property Contracts and the Miscellaneous Property, are hereinafter sometimes referred to collectively as the “Property.”

1.2 Purchase and Sale. Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer all of Seller’s right, title and interest in and to the Property, on the terms and conditions set forth in this Agreement.

1.3 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall collectively be Fifteen Million Three Hundred Thousand and 00/100s Dollars ($15,300,000.00), and shall be allocated as set forth on Schedule 1.3 attached hereto and incorporated herein by reference. The Purchase Price shall be paid to Seller by Buyer on the Closing Date (as defined below), plus or minus all adjustments or credits as set forth herein, by wire transfer of immediately available federal funds. Notwithstanding the foregoing, Seller and Buyer agree that the Purchase Price was determined based on a projected aggregate NOI (as defined below) of One Million Two Hundred Sixty Two Thousand Three Hundred Ninety Six and no/100 Dollars ($1,262,396.00) for the first full year of the term of each of the Leases, and thus a capitalization rate of 8.25% (“Capitalization Rate”). For purposes of this Agreement, “NOI” shall mean gross rent income received less (i) all tax deductible operating expenses, (ii) any additional cash outflows, (iii) all repair costs and (iv) the amortized cost of any capital improvements needed over the remaining term of each Lease. If prior to Closing the NOI for the first year of the term of any Lease has not been established (such Lease being an, “Unmatured Lease”), Buyer and Seller agree to adjust the allocated Purchase Price attributable to the parcel subject to such Unmatured Lease in the event that the first-year NOI that is allocated for such parcel differs from the projected NOI as set forth on Schedule 1.3 attached hereto and incorporated herein by reference by a margin greater than three percent (3%). Any adjustment to the Purchase Price based on the foregoing, whether in favor of the Buyer or the Seller, shall be made after all of the Unmatured Leases have had their respective NOI properly established and the party entitled to such adjustment shall be paid the difference between the allocated Purchase Price and the allocated Purchase Price as adjusted, by immediately available federal funds within twenty (20) days after notice of the same by Buyer or Seller.

1.4 Deposit. Within one (1) Business Day after the Effective Date, Buyer shall deliver to Chicago Title Company, 5501 LBJ Freeway, Suite 200, Dallas, Texas, Attn: Leslie B. Wheeler (“Escrow Holder”), a good faith deposit in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (the “Initial Deposit”), and within one (1) business day following the end of the Due Diligence Period (defined below in Section 3.2), provided that Buyer has not previously terminated this Agreement, Buyer shall deliver to Escrow Holder an additional good faith deposit (“Additional Deposit”) of Seventy-Five Thousand and 00/100 Dollars ($75,000.00). The Initial Deposit and the Additional Deposit (including any interest earned thereon) shall be collectively referred to as the “Deposit”. The Deposit shall be held in an insured, interest-bearing account with interest accruing for the benefit of Buyer. The Deposit shall be applied to the Purchase Price if the Closing occurs. After the expiration of the Due Diligence Period (defined below in Section 3.2), the Deposit shall be nonrefundable to Buyer unless escrow fails to close due to Seller’s breach or default under this Agreement, there is a failure of a representation or warranty by Seller to be true and correct as of the Closing, there is a failure of a condition precedent set forth in Section 5.4, there is a casualty or condemnation, or as otherwise expressly provided in this Agreement, and shall constitute liquidated damages to Seller if escrow fails to close solely as a result of Buyer’s default as provided in Section 6.1 below. In the event Buyer shall elect to terminate this Agreement during the Due Diligence Period (defined below in Section 3.2), the Deposit shall be returned to Buyer as provided in Section 3.6 below.

1.5 Closing Date.

1.5.1 The closing (“Closing”, sometimes referred to herein as the “Close of Escrow”) means the date Escrow Holder disburses funds in accordance with this Agreement and is irrevocably committed to record the Deed (defined below in Section 5.6.1) in favor of Buyer and shall take place through an escrow opened with Escrow Holder on or before the date which is sixty (60) days after the expiration of the Due Diligence Period (defined below in Section 3.2) (the “Closing Date”), or upon such earlier date as Buyer may elect upon five (5) Business Days’ notice to Seller. Notwithstanding anything set forth herein to the contrary, in no event shall the Closing occur earlier than one hundred five (105) days after the Effective Date, unless Buyer shall have expressly waived this contingency in a separately executed written document.

1.5.2 Until the date that is five (5) Business Days before the scheduled Closing Date, Buyer shall have the right to unilaterally extend the Closing Date from time to time, not to exceed in the aggregate thirty (30) additional days beyond the Closing Date provided in Section 1.5.1 above provided that on or before the originally scheduled Closing Date Buyer provides written notice to the Seller (“Closing Extension Notice”) and increases the Deposit by Twenty-Five Thousand and 00/100 Dollars ($25,000) (the “Closing Extension Deposit”). The Closing Extension Deposit shall be deemed part of the Deposit and shall be subject to terms and conditions set forth in Section 1.4.

ARTICLE 2

TITLE AND SURVEY

2.1 Title and Survey. During the Due Diligence Period (defined below in Section 3.2), Buyer, at Buyer’s cost and expense, may obtain a preliminary title report or commitment (the “Preliminary Report”) from Escrow Agent (referred to herein in such capacity as, the “Title

Company”), together with legible copies of all recorded encumbrances and exceptions to title, no later than seven (7) Business Days after the Effective Date, as well as an existing survey, if any, from Seller. Buyer shall, at its option and at its expense, (i) conduct UCC searches covering Seller and the Property (the “UCC Searches”) and (ii) order an update of the existing survey of the Real Property by a licensed surveyor or registered professional engineer (the “Survey”).

2.2 Review of the Preliminary Report, Survey and UCC Searches; Objection; Approval or Termination. Within twenty (20) days of Buyer’s receipt of the Preliminary Report or within ten (10) days after delivery of any supplement to the Preliminary Title Report (“Supplemental Report”), Buyer may deliver to Seller a notice (the “Title Objection Notice”) setting forth (i) any matters shown on the Preliminary Report, Supplemental Report, Survey or UCC Searches to which Buyer objects and requires be eliminated, (ii) any modifications, supplements or other modifications of any the legal description, description of exceptions or other matters set forth in the Preliminary Report, Supplemental Report or Survey, and (iii) any endorsements or other affirmative title insurance coverage required to be included in the Title Policy (collectively, clauses (i), (ii) and (iii) herein shall be referred to hereinafter as the “Title Objections”). Buyer may make its determination of whether any of the matters contained in the Preliminary Report, Supplemental Report, Survey or UCC Searches (as applicable) are appropriate or are objectionable in its sole discretion. Buyer’s failure to give the Title Objection Notice shall be deemed to constitute Buyer’s approval of all matters disclosed in the Preliminary Report, Supplemental Report, Survey, or UCC Searches (as applicable), and such matters shall constitute Permitted Exceptions. If Buyer delivers a Title Objection Notice, Seller may, within five (5) Business Days from the receipt of Buyer’s notice, provide Buyer with written notice of Seller’s election to remove or otherwise cure to Buyer’s satisfaction the Title Objections prior to the Closing (“Seller Response Notice”); provided however, and notwithstanding Buyer’s inclusion or lack thereof in any Title Objection Notice, Seller shall be obligated to eliminate all monetary liens or encumbrances, and any exceptions created or consented to by Seller after the Effective Date, unless approved in writing by Buyer, which Seller shall cause to be released at Closing. Except as otherwise set forth herein, Seller shall not be obligated to cure any objection by Buyer. If Seller’s Response Notice does not include all items contained in any Title Objection Notice, then Buyer may either (i) elect to terminate this Agreement, or (ii) waive in writing its prior disapproval of such item and accept title subject to such previously disapproved item by delivering notice of Buyer’s election to Seller within five (5) Business Days after the receipt of the Seller Response Notice. If Seller fails to timely deliver the Seller Response Notice within such five (5) Business Day period, then Seller shall be deemed to have elected not to cure all of the disapproved matters set forth in Buyer’s Title Objection Notice, and Buyer may either (i) elect to terminate this Agreement, or (ii) waive in writing its prior disapproval of such item and accept title subject to such previously disapproved item by delivering notice of Buyer’s election to Seller within five (5) Business Days of the date on which Seller was otherwise to deliver the Seller Response Notice. If Buyer fails to deliver its notice of election to terminate this Agreement or waive its prior disapproval within such five (5) day business period following Seller’s Response Notice (or the date on which Seller was to provide a Seller’s Response Notice), Buyer shall be deemed to have approved of those matters that Seller has elected not to cure, and such matters shall constitute Permitted Exceptions. If this Agreement is terminated pursuant to this Section 2.2, the provisions of Section 3.6 shall apply.

2.3 Required Title Condition. Title to the Property shall be conveyed to Buyer subject only to the following permitted encumbrances: (a) current, non-delinquent real estate taxes and assessments, (B) the matters set forth in the Preliminary Report, the Supplemental Report, Survey or UCC Searches or approved or deemed approved pursuant to Section 2.2 above, (c) the Leases, and (d) any other matters approved in writing or deemed approved by Buyer.

ARTICLE 3

INSPECTION, DUE DILIGENCE PERIOD AND FINANCING PERIOD

3.1 Access. From and after the Effective Date through the Closing (but in all events subject to the tenants’ rights under the Leases) Buyer, personally or through its authorized agent or representatives, shall be entitled, upon reasonable advance written notice to Seller or Seller’s agent, to enter upon the Property during normal business hours and shall have the right to make such investigations, including tenant interviews, appraisals, engineering studies, soil tests, environmental studies and underwriting analyses, as Buyer deems necessary or advisable. Buyer shall have the right to conduct a Phase I environmental site assessment, and, if necessary, a Phase II environmental site assessment (including soils borings, soil sampling and, if relevant, ground water testing, and invasive sampling of building materials with respect to the Property). Buyer’s activities at the Property shall be conducted in such a manner so as not to unreasonably interfere with the occupancy of any tenant or its employees, licensees or invitees. Buyer hereby agrees to indemnify and hold Seller (and Seller’s agents, advisors, partners, members, owners, officers and directors, as the case may be) harmless from and against any losses, damages, injuries, claims, or causes of action, liabilities and expenses (including reasonable legal fees and expenses) arising from the presence on the Property of Buyer or Buyer’s agents or independent contractors, including without limitation, any physical damages or injuries to people or property and any mechanics’ or materialmen’s liens asserted against the Property by any party performing services or providing materials on behalf of Buyer or its agents or contractors, excluding, however, any costs, liabilities or damages attributable to Seller’s gross negligence or willful misconduct. Notwithstanding the foregoing, Buyer shall in no event be responsible for any liabilities or conditions existing at the Property which might cause expenses, claims or causes of action against Seller which are discovered on the Property during any such inspection or investigation. The provisions of this Section shall survive the Closing or termination of this Agreement for any reason. In the event that this Agreement is terminated by either party prior to Closing for any reason, Buyer shall promptly provide Seller with copies of any such reports or studies Buyer has obtained.

3.2 Due Diligence Period. Buyer shall have forty-five (45) days from the later of (i) the delivery of all of the Property Information (defined in Section 3.3 below) and (ii) the Effective Date of this Agreement (the “Due Diligence Period”) to physically inspect the Property, review the economic data, underwrite the tenants and review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Property for the presence of Hazardous Materials (as defined below), and to otherwise conduct such due diligence review of the Property and all of the items to be furnished by Seller to Buyer pursuant to Section 3.3 below, and all records and other materials related thereto as Buyer deems appropriate.

3.3 Items to be Provided by Seller. No later than one (1) Business Day after the Effective Date, Seller shall deliver to Buyer accurate and complete copies (in electronic and paper form) of all of the information set forth on Exhibit “G” attached hereto and incorporated herein (“Property Information”). In addition to the foregoing deliveries, Seller shall make available to Buyer at Seller’s office in Lindsay, Oklahoma for inspection and copying the originals of any other documents, instruments, studies, reports, surveys, maps, files, correspondence (including without limitation, tenant correspondence files), reports and other materials related to the Property and not included in the Property Information to the extent the same are in Seller’s possession or control. Seller agrees to update, provide and make available to Buyer new Property Information as it becomes available. Where audited financial statements are required, to the extent Seller does not have audited financial statements, Buyer shall have the right (but not the obligation), at its sole cost and expense, to have its auditor conduct an audit of the property financial statements and other information. Where financial statements are required to be prepared in accordance with generally accepted accounting principals (GAAP), to the extent Seller does not have such financial statements, Buyer shall have the right (but not the obligation), at its sole cost and expense, to have its accountants prepare Seller’s financial statements in accordance with GAAP. In the event that this Agreement is terminated by either party prior to Closing for any reason, Buyer shall promptly return to Seller copies of any items provided by Seller to Buyer.

3.4 Termination of Property Contracts. Prior to the expiration of the Due Diligence Period, Buyer shall notify Seller of any Property Contract which Buyer wishes to retain and assume as of the Closing. Unless otherwise expressly agreed to by Buyer, all Property Contracts, including without limitation all property management agreements and leasing agreements, shall be terminated by Seller, at Seller’s expense, as of the Closing Date.

3.5 Buyer’s Possible Early Termination. Buyer shall have the right to approve in Buyer’s sole and absolute discretion, the Property, the Property Information, the Preliminary Report, any Supplemental Report, the Survey, the UCC Searches, or any other matter whatsoever regarding the Property. On or before the last day of the Due Diligence Period, Buyer may provide written notice (“Approval Notice”) to Seller and Escrow Holder that Buyer has approved the Property. At any time prior to the expiration of the Due Diligence Period, Buyer may provide written notice to Seller and Escrow Holder disapproving the Property (“Disapproval Notice”). Upon the giving of a Disapproval Notice this Agreement shall automatically terminate and the provisions of Section 3.6 shall apply. Unless Buyer provides to Seller a Disapproval Notice on or before the expiration of the Due Diligence Period, Buyer shall be deemed to have approved the Property, and in such event (or if Buyer provides an Approval Notice), Buyer shall have waived its right to terminate this Agreement pursuant to this Section.

3.6 Consequences of Buyer’s Early Termination. Upon the giving of a Disapproval Notice or upon Buyer’s timely termination of this Agreement pursuant to Section 2.2, this Agreement shall immediately terminate, and the parties shall be released from all further obligations under this Agreement (except with respect to any provisions that by their terms survive a termination of this Agreement); provided, however, that if Seller is in default hereunder at the time of such termination, Section 6.2 shall additionally apply. Escrow Holder shall pay the entire Deposit to Buyer not later than one (1) Business Day following receipt of Buyer’s Disapproval Notice (as long as the then-current investment of the Deposit can be liquidated in one (1) Business Day). No notice to Escrow Holder from Seller shall be required for the release of the Deposit to Buyer by Escrow Holder under this Section, and the Deposit shall be released and delivered to Buyer upon Escrow Holder’s receipt of Buyer’s Disapproval Notice despite any objection or potential objection by Seller.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Seller’s Representations. Except as set forth in Schedule 4.1, Seller warrants and represents to Buyer as follows:

4.1.1 Seller is comprised of two duly formed and validly existing limited liability companies each of which is organized under the laws of Oklahoma. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Seller is a party. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

4.1.2 Seller has fee simple title to the Property. To Seller’s knowledge (i) there are no unrecorded or undisclosed documents or other matters which affect title to the Property, and (ii) subject to the Leases, Seller has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Property, without material complaint or objection by any person.

4.1.3 Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

4.1.4 Neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

4.1.5 No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.

4.1.6 There are no actions, suits or proceedings pending, or, to Seller’s knowledge, threatened (a) affecting Seller, which if determined adversely, would affect its ability to perform its obligations hereunder; or (b) against any portion of the Property.

4.1.7 Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

4.1.8 Neither the execution, delivery or performance of this Agreement nor compliance herewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the respective articles of organization or operating agreement of Seller, or (ii) to Seller’s knowledge, any law or any order, writ, injunction or decree of any court or governmental authority, or (b) to Seller’s knowledge, results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

4.1.9 Seller has not entered into any material commitments or agreements with any governmental authorities or agencies affecting the Property except as provided in the Property Information.

4.1.10 There is no pending, and to Seller’s knowledge there are no threatened or contemplated condemnation proceedings relating to the Property, and Seller has received no written notice from any governmental agency or official to the effect that any such proceeding is contemplated.

4.1.11 Seller has delivered or made available to Buyer complete copies of all Leases and other occupancy agreements affecting the Property. The rent rolls provided to Buyer are the same used in the regular course of Seller’s business. To Seller’s knowledge, all the Leases are in full force and effect. Seller is “landlord” or “lessor” under and is entitled to assign to Buyer, without tenant’s consent, each of the Leases at Closing. To Seller’s knowledge, neither Seller nor any tenant is in default under the Leases, and to Seller’s knowledge, there exists no condition or circumstance or written notice of any condition or circumstance which, with the passage of time, would constitute a default of either Seller or any tenant. To Seller’s knowledge, no tenant is asserting any claim of offset or other defense in respect of its or Seller’s obligations under the Leases, and there are no unresolved disputes relating to the calculation of additional rent under the Leases. To Seller’s knowledge, there are no pending or incomplete tenant improvements and unpaid tenant improvement costs and leasing commissions with respect to the Leases and no pecuniary obligation to tenants and brokers has vested or accrued and is owed by Seller, except that shall be fully completed and paid in full prior to Closing.

4.1.12 The financial statements of Property operations provided by Seller, including, but not limited to, statements of revenue and expenses, balance sheets and statements of cash flow and any year-to-date statements of revenue and expenses for the Property operations (updated quarterly) are true, correct and complete in all material respects. Such financial statements have been prepared in accordance with sound accounting principles and present fairly, in all material respects, the information contained therein for the periods indicated therein. All expenses associated with Property operations have been recorded in Seller’s general ledger. Seller agrees that Buyer (or an affiliate thereof) may include the financial statements in registration statements, prospectuses, or similar documents in connection with syndications, private placements or public offerings of Buyer’s (or such affiliate’s) securities or interests, and any other reporting requirements under applicable federal and state laws, including those of any successor to Buyer. Seller agrees to provide such other reasonable information necessary with respect to the Property to facilitate a private placement or a public offering or to satisfy the SEC or regulatory disclosure requirements to the extent such information is under Seller’s possession or control.

4.1.13 Seller agrees to reasonably cooperate with Buyer’s auditor in connection with its delivery of any audit opinions or comfort letters relating to audited financial statements and consents to the dissemination of any such audited financial statements, opinions or letters as may be required by Buyer or its auditor. All costs and expenses associated with any new reports or opinions required by this section shall be borne by Buyer.

4.1.14 Seller has delivered or made available to Buyer true and complete copies of all management and leasing contracts to which Seller is a party and affecting the Property and, to the best of Seller’s knowledge, all other contracts, agreements, documents, reports, materials and information that are in Seller’s possession or control with respect to the ownership, use and/or operation of the Property. Seller has not, within the last year, received any written notice of any default under any Property Contract or other such contract or agreement that has not been cured or waived.

4.1.15 There are no outstanding debts or other liabilities or obligations of Seller relating to the Leases or the Property, including but not limited to tenant improvement costs, rent concessions and leasing commissions, vesting, accruing and/or arising prior to Closing which will be due or payable from or by Buyer.

4.1.16 Except as set forth on Schedule 4.1.16, Seller has not received any written notice from, and is otherwise aware of no grounds for, any association, declarant or easement holder requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any restrictions or covenants recorded against the Property. To Seller’s knowledge, there are no defaults or unpaid assessments under any items of record that affect the Property.

4.1.17 To Seller’s knowledge and except as disclosed in the Property Information, (a) there are no material defects in the structural elements of the Improvements, (b)all improvements (including, without limitation, machinery, equipment, electrical, plumbing, heating and air conditioning systems and equipment) located on the Property are in good mechanical working order, condition and repair, and are structurally safe and sound and have no material defect (reasonable wear and tear excepted), and (c) there is no material leak or material defect in any roof located upon the Property.

4.1.18 Seller has not received any written notice from, and is otherwise aware of no grounds for, any governmental agency requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation (including those respecting the Americans With Disabilities Act), which has not been cured or waived.

4.1.19 Seller has received no notice that the Property is not properly zoned for its current use. Seller has received no notice of any pending or threatened request, application or proceeding to alter or restrict the zoning or other use restrictions applicable to the Property.

4.1.20 Seller has not received any written notice of an intention to revoke any certificate of occupancy, license, or permit issued in connection with the Property.

4.1.21 Seller has received no notice that the Property or any portion thereof contains any form of toxic mold.

4.1.22 To Seller’s knowledge, there are no Hazardous Materials stored on, incorporated into, located on, present in or used on the Property in violation of, and requiring remediation under, any laws, ordinances, statutes, codes, rules or regulations as of the date of this Agreement or, upon the Close of Escrow hereunder, in existence on the Close of Escrow. For purposes of this Agreement, the term “Hazardous Materials” shall mean any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined the Recourse Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas: and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the state, the county, the city or any other political subdivision in which the Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

4.1.23 To Seller’s knowledge, there are no undisclosed or unrecorded claims pending or unpaid bills that would result in the creation of any lien on the Property for any improvements completed or in progress, including, but not limited to water, sewage, street paving, electrical or power improvements.

4.1.24 No treatment has been undertaken by Seller with respect to termite or similar infestation, fungi, or dry rot on the Property other than normal periodic service, and to Seller’s knowledge, there is no damage to any portion of the Property from termite or similar infestation, fungi or dry rot.

4.1.25 Seller has received no notices or requests from any insurance company issuing any policy of insurance covering the Property requesting the performance of any work with respect to the Property or the Improvements located thereon which has not been fully complied with.

4.1.26 Seller shall notify Buyer, in writing and within two (2) Business Days, of any event or condition known to Seller which occurs prior to the Close of Escrow hereunder, which causes a change in the facts relating to, or the truth of, any of the representations or warranties.

4.1.27 Scott Standridge is the party most knowledgeable about the Property (the “Seller Knowledge Party”). There are no property managers associated with the Property.

4.1.28 Except as otherwise limited above, all information given by Seller to Buyer in this Agreement or in connection with the transactions contemplated hereunder shall be true and accurate in every material respect and not misleading in any material respect as of the date hereof and at the Close of Escrow, Seller has no knowledge or information of any facts, circumstances, or conditions that are inconsistent with the representations and warranties contained herein.

As used herein, the phrase “to Seller’s knowledge” and such other similar phrases shall mean the current knowledge of the Seller Knowledge Party.

4.2 Buyer’s Representations. Buyer makes the following representations and warranties to Seller that, to the best of Buyer’s knowledge:

4.2.1 Buyer is a duly formed and validly existing limited liability company under the laws of the State of Missouri.

4.2.2 Buyer has full right, power and authority and is duly authorized to enter into this Agreement and to perform each of these covenants on it part to be performed hereunder and to execute and deliver and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement and this Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.2.3 The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer.

4.3 Survivability of Representations and Warranties. The representations and warranties of Seller and Buyer set forth in this Agreement are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of one (1) year (the “Survival Period”). Any party that intends to make a claim against the other regarding a breach of false representation made in this Agreement, must provide notice to the other party of its intention to do so within the Survival Period.

EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT, OR AS MAY BE CONTAINED IN THE DEED (AS DEFINED IN SECTION 5.6.1), SELLER HEREBY SPECIALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (I) THE NATURE AND CONDITION OF THE PROPERTY. INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON; (II) EXCEPT FOR ANY WARRANTIES CONTAINED IN THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, THE NATURE, ENFORCEABILITY AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE AND (III) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAW, ORDINANCES OR REGULATION OF ANY GOVERNMENT OR OTHER BODY. BUYER SHALL INSPECT THE PROPERTY AND RELY SOLELY ON ITS OWN INVESTIGATION AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER: (X) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, AND (Y) DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. EXCEPT TO THE EXTENT OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT, THE SALE OF THE PROPERTY AS PROVIDED FOR IN THIS AGREEMENT IS MADE ON AN “AS IS” BASIS. BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING.

4.4 Leasing & Other Activities Prior to Closing.

4.4.1 Leasing Activities. Except as set forth in Section 5.4 below, Seller shall not, from the Effective Date, enter into any new leases (including renewals, except a renewal required as of right by a tenant under its existing Lease), enter into any modification or amendment to any existing Lease, or consent to any sublease under any existing Lease, in each case, without the prior written consent of Buyer, which may be given or withheld in Buyer’s sole discretion.

4.4.2 Service Contracts. Seller shall not, from the Effective Date, enter into any new service contracts for the Property or modifications, renewals or terminations of any existing service contracts that would materially affect the Property after Closing, without the written consent of Buyer, which consent may be given or withheld in Buyer’s sole discretion.

4.4.3 Conducting Business. At all times prior to Closing, Seller shall continue to (i) conduct business with respect to the Property in substantially the same manner in which said business has been heretofore conducted and (ii) insure the Property substantially as it is currently insured. Seller represents that the Property is currently insured.

4.4.4 Encumbrances. At all times prior to Closing, Seller shall not sell, mortgage, pledge, encumber, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein without the prior written consent of Buyer, which may be given or withheld in Buyer’s sole discretion; and Seller shall not consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property.

4.4.5 Monthly Operating Statements. Seller shall provide Buyer with a copy of the monthly operating statement for the operation of the Property on or before the ten (10) days after the end of each month commencing with the month during which the Effective Date occurs, and continuing for each full calendar month thereafter until the Closing Date.

4.4.6 Cooperation with Buyer’s Lender. Seller agrees to reasonably cooperate at no cost or liability to Seller with Buyer’s lender, provide lender’s agents with access to the Property, and comply with lender’s reasonable requests for documentation or affidavits regarding the operation, condition, and ownership of the Property.

4.4.7 Compliance with Representations. Seller will not knowingly or voluntarily take or cause to be taken any action or fail to perform any obligation which would cause any of the representations or warranties contained in this Agreement to be untrue as of the Close of Escrow.

4.5 Indemnifications.

4.5.1 Seller’s Indemnity. In addition to any other applicable rights under this Agreement, Seller agrees to indemnify, defend and hold Buyer and its officers, directors, partners, members, agents, employees, affiliates, attorneys, heirs, successors and assigns (collectively, “Buyer’s Indemnified Parties”) harmless from and against all actual liabilities, liens, claims, damages, costs, expenses, suits or judgments paid or incurred by any of Buyer’s Indemnified Parties and all expenses related thereto, including, without limitation, court costs and reasonable attorneys’ fees arising out of or in any way connected or related to any breach or nonperformance by Seller of any representation or warranty of Seller set forth in Section 4.1 of this Agreement, . In no event shall Seller be liable for consequential or punitive damages pursuant to the foregoing indemnity. Provided, however, that the indemnities set forth in this Section shall not apply to the extent of any item that by this Agreement specifically becomes the obligation of Buyer after the Closing pursuant to the terms and conditions of this Agreement.

4.5.2 Buyer’s Indemnity. In addition to any other applicable rights under this Agreement, Buyer agrees to indemnify, defend and hold Seller and its officers, directors, partners, members, agents, employees, affiliates, attorneys, heirs, successors and assigns (collectively, “Seller’s Indemnified Parties”) harmless from and against all actual liabilities, liens, claims, damages, costs, expenses, suits or judgments paid or incurred by any of Seller’s Indemnified Parties and all expenses related thereto, including, without limitation, court costs and reasonable attorneys’ fees arising out of or in any way connected or related to any breach or nonperformance by Buyer of any representation or warranty of Buyer set forth in Section 4.2 of this Agreement, . In no event shall Buyer be liable for consequential or punitive damages pursuant to the foregoing indemnity. Provided, however, that the indemnities set forth in this Section shall not apply to the extent of any item that specifically remains the obligation of Seller after the Closing pursuant to the terms and conditions of this Agreement.

4.5.3 The indemnities set forth in this Section shall survive Closing during the Survival Period, after which such indemnities shall be of no further effect.

ARTICLE 5

CLOSING

5.1 Escrow Holder. The Closing shall occur through the escrow opened at the Escrow Holder named in Section 1.4. Escrow Holder is designated, authorized and instructed to act as Escrow Holder pursuant to the terms of this Agreement.

5.2 Escrow Instructions; Opening of Escrow. This Agreement shall constitute initial escrow instructions to Escrow Holder. The parties shall execute any additional escrow instructions reasonably required by Escrow Holder to consummate the transaction provided for herein (including Escrow Holder’s so-called “general provisions”); provided, however, such additional escrow instructions shall not modify the provisions of this Agreement, unless such instructions (i) clearly identify the specific provisions being modified, (ii) state the modification in full, and (ii) are signed by both parties. Within two (2) Business Days after the Effective Date, the parties shall open escrow by delivering three (3) executed originals of this Agreement to Escrow Holder (“Opening of Escrow”). Upon receipt of the Agreement, Escrow Holder shall acknowledge the Opening of Escrow as described below and its agreement to act as the Escrow Holder hereunder by: (a) executing the Consent of Escrow Holder attached hereto; (b) delivering a copy of the executed Consent to Seller and Buyer and (c) delivering one (1) original of the Agreement to Seller and one (1) original of the Agreement to Buyer at the address of Buyer’s counsel specified in Section 9.7.

5.2.1 Escrow Holder’s Investment Vehicle. The Escrow Holder may from time to time invest the Deposit and such other funds as are intended to be escrowed hereunder (the “Escrow Funds”) in a Bank of America Business Investment Account for the benefit of the Buyer or such other account as Buyer may direct in writing. Buyer’s Federal Tax Identification Number is listed after its signature. The Escrow Holder shall not be responsible for any loss, diminution in value or failure to achieve a greater profit as a result of such investments. Also, the Escrow Holder assumes no responsibility for, nor shall said Agent be held liable for, any loss occurring which arises from (i) failure of the depository institution, (ii) the fact that some banking instruments, including without limitation repurchase agreements and letters of credit are not covered by the Federal Deposit Insurance Corporation, or (iii) the fact that the amount of the Escrow Deposit may cause the aggregate amount of any depositor’s accounts to exceed $250,000 and that such excess amount is not insured by the Federal Deposit Insurance Corporation.

5.2.2 Escrow Holder’s General Provisions. The Escrow Holder is not a trustee for any party for any purpose, and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed. The Escrow Holder may conclusively rely upon and act in accordance with any certificate, instructions, notice, letter, telegram, cablegram other written instrument believed to be genuine and to have been signed or communicated by the proper party or parties.

5.2.3 Indemnification of Escrow Holder. The Seller and Buyer shall indemnify, save, defend, keep and hold harmless the Escrow Holder from any and all loss, damage, cost, charge, liability, cost of litigation, or other expense, including without limitation attorney’s fees and court costs, arising out of its obligations and duties, including but not limited to (i) disputes arising or concerning amounts of money to be paid, (ii) funds available for such payments, (iii) persons to whom payments should be made or (iv) any delay in the electronic wire transfer of funds, as Escrow Holder, unless Escrow Holder’s actions constitute gross negligence or willful misconduct.

5.3 Closing. The Closing shall take place on the Closing Date set forth in Section 1.5.1, as the same may be extended, provided all conditions to the Closing have been satisfied or duly waived.

5.4 Conditions Precedent Favoring Buyer. In addition to any other conditions precedent in favor of Buyer as may be expressly set forth elsewhere in this Agreement, Buyer’s obligations under this Agreement are subject to the timely fulfillment of the conditions set forth in this Section 5.4 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only, by written notice of such waiver from Buyer to Seller.

5.4.1 Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

5.4.2 On the Closing Date, all of the representations and warranties of Seller set forth in Section 4 hereof shall be true, accurate and complete.

5.4.3 No later than ten (10) Business Days prior to the Closing Date, Seller shall have obtained a Conforming Tenant Estoppel Certificate from every tenant under a Lease on the Property in the form customarily provided by the tenant (the “Estoppel Certificate”) dated no earlier than sixty (60) days prior to Closing. As used in this Agreement, the term “Conforming Tenant Estoppel Certificate” or “Estoppel Certificate” means the form of lease status report required pursuant to Clause 5 of GSA Form 3517 (which comprise a part of such Tenant’s Lease) that (a) sets forth the information required by such Clause 5 of GSA Form 3517, (b) does not contain any modification or addition that conflicts with the Property Information most recently received by Buyer from Seller and (c) does not reveal any default under the applicable Lease or a condition which with notice or the passage of time would constitute a default under the applicable Lease.

5.4.4 Tenants listed on the Rent Rolls will be in occupancy of their respective leased premises, each such lease will be free from any default on the part of Seller, as landlord, or the tenant, as tenant thereunder, and each such tenant shall be paying rent and be current in the payment of all rentals due under its lease.

5.4.5 At Closing, the Title Company shall issue to Buyer a TLTA (Texas Land Title Association) Owner’s Policy of Title Insurance (“Title Policy”) insuring Buyer’s fee simple title to the Property for the sum equal to the Purchase Price subject only to the standard exclusions from coverage contained in such policy, conforming to the Required Title Condition set forth in Section 2.3 above and containing such endorsements as Buyer shall have required.

5.4.6 There shall have been no material adverse change in the physical condition of the Property from the end of the Due Diligence Period through the Closing Date, normal wear and tear excepted.

The conditions set forth in this Section 5.4 are solely for the benefit of Buyer and may be waived only by Buyer. At all times Buyer has the right to waive any condition by giving written notice of such waiver to Seller and Escrow Agent. Such waiver or waivers must be in writing to Seller. If Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in this Section 5.4, Seller may, within five (5) days after receipt of Buyer’s notice, agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided (i) Seller so satisfies such condition and (ii) no such right to cure shall extend the Close of Escrow. If Seller fails to agree to cure or fails to cure such condition by the Close of Escrow, then, as Buyer’s sole and exclusive remedy, this Agreement shall be automatically terminated, the Deposit shall immediately be returned to Buyer without any further action required from either party and neither party shall have any continuing obligations hereunder.

5.5 Conditions Precedent Favoring Seller. In addition to any other condition precedent in favor of Seller as may be expressly set forth elsewhere in this Agreement, Seller’s obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 5.5 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer and written acceptance of such waiver by Buyer.

5.5.1 Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing.

5.5.2 On the Closing Date, all of the representations of Buyer set forth in this Agreement shall be true, accurate and complete.

5.6 Seller’s Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer, at Seller’s sole expense, each of the following items:

5.6.1 A special warranty deed (the “Deed”) duly executed and acknowledged by Seller, substantially in the form attached hereto as Exhibit “E.”

5.6.2 A bill of sale, general assignment and assignment and assumption of leases (the “Bill of Sale and Assignment”) in the form attached hereto as Exhibit “F” which shall transfer, convey, sell, assign and set over to Buyer all of Seller’s right, title and interest in and to the Personal Property, Leases, Tenant Deposits, Property Contracts, Intangible Property and Miscellaneous Property.

5.6.3 Originals of all Leases or occupancy agreements (with all amendments and modifications thereto) in Seller’s possession or control relating to the Property, together with the Estoppel Certificates required under Section 5.4.3 of this Agreement.

5.6.4 All keys in Seller’s possession to all locks on the Property and all documents in the possession of Seller pertaining to tenants of the Property, including all applications, correspondence and credit reports relating to such tenants.

5.6.5 A non-foreign person affidavit sworn to by Seller as required by Section 1445 of the Code.

5.6.6 Such evidence, documents, affidavits and indemnifications as may be reasonably required by the Title Company as a precondition to the issuance of the Title Policy relating to: (i) mechanics’ or materialmen’s liens; (ii) parties in possession; (iii) the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property; or (iv) any other matter reasonably required to enable the Title Company to issue the Title Policy and endorsements thereto.

5.6.7 Originals of all Property Contracts assumed by Buyer and all other documents in the possession of Seller relating to the operation of the Property including all permits, licenses, approvals, plans, specifications, guaranties and warranties.

5.6.8 A duly executed closing statement reflecting the adjustments and prorations required by this Agreement (the “Closing Statement”).

5.6.9 A certified, updated Rent Rolls dated as of the Closing Date certified by the Seller to be true, correct and complete.

5.6.10 Such evidence or documents as may reasonably be required by Buyer evidencing the power and authority of the Seller and its respective partners and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required in connection with the sale of the Property.

5.6.11 Such other instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

5.7 Buyer’s Deliveries. At the Closing, Buyer shall deliver to Seller the following items:

5.7.1 Immediately available federal funds sufficient to pay the Purchase Price (less the Deposit) and Buyer’s share of all escrow costs and closing expenses.

5.7.2 Duly executed and acknowledged originals of the Bill of Sale and Assignment and the Closing Statement.

5.7.3 Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property.

5.7.4 Such evidence or documents as may reasonably be required by Seller evidencing the power and authority of the Buyer and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required in connection with the purchase of the Property by Buyer.

5.7.5 An owner’s affidavit and “gap” indemnity in such a form as the Escrow Holder may reasonably require.

5.7.6 Such other instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

5.8 Costs, Prorations and Credits.

5.8.1 Closing Costs. Buyer and Seller shall each pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby. Buyer shall pay (i) all title insurance premiums and title examination costs, (ii) all costs associated with its investigation of the Property, including the cost of appraisals, architectural, engineering, credit and environmental reports, (iii) fifty percent (50%) of all escrow charges and (iv) all costs of obtaining the updated Survey. Seller shall pay (i) all transfer taxes, documentary stamp charges of any jurisdiction and recording fees and (iii) fifty percent (50%) of all escrow charges. All other customary purchase and sale closing costs shall be paid by Seller or Buyer in accordance with the custom in the jurisdiction where the Property is located.

5.8.2 Prorations. The following shall be prorated, credited, debited and adjusted between Seller and Buyer as of 12:01 a.m. on the day of the Closing (except as otherwise provided) in accordance with this section. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs.

(a) Current Rents. Tenant rents, including payments for taxes, utilities, common area maintenance, operating expenses, or insurance, or additional charges of any other nature (collectively “CAM”), based on a rental statement prepared by Seller and reasonably approved by Buyer (which statement must be consistent with the final Rent Rolls).

(b) CAM; Impounds; Reconciliation. The provisions of this subparagraph (b) shall apply in furtherance of the proration of tenant rents with respect to CAM under subparagraph (a) above:

(i) Where any Lease provides for the payment of any CAM in arrears after being billed therefor by Seller, Seller shall be responsible for billing all unpaid

CAM charges under such Lease for all collection periods ending prior to the Closing, and shall be further responsible for providing to Buyer, no later than thirty (30) days after the Closing, a final determination of any CAM owed by such tenant for the period prior to the date of Closing, together with all relevant back-up, paid invoices, receipts, and other materials. The collection and remitting of any CAM unpaid as of the Closing shall be governed by the provisions of subparagraph (c) below regarding the post-closing collection of Unpaid Rents.

(ii) Where Seller has collected any portion of CAM on an estimated basis, pursuant to so-called “impounds,” or otherwise in advance, then the remaining provisions of this subparagraph (b) shall apply. If Seller’s collection of such amounts is in excess of the amounts actually paid by Seller for the items comprising CAM for the period prior to Closing, then Buyer shall receive a credit at Closing for the excess amounts collected. Buyer shall apply all such excess amounts to the charges owed by Buyer for such items for the period after the Closing and, if required by the Leases, shall rebate or credit the tenants with any remainder. If it is determined that the amount collected during Seller’s ownership period was less than the amounts actually paid by Seller for such items for the period prior to the Closing, then the collection and remitting of such amounts shall be governed by the provisions of subparagraph (c) below regarding the post-closing collection of Unpaid Rents.

(iii) Prior to Closing, Seller shall prepare for Buyer’s reasonable approval an estimated proration statement reconciling the amounts paid by tenants in respect of CAM and the amounts actually paid by Seller therefor. Such statement shall set forth the parties’ estimate of the Buyer’s closing credit (if any), or of the amount to which Seller might be entitled with respect to its period of ownership (if any). If any of the aforesaid prorations cannot be definitely calculated accurately as of the Closing, then they shall be recalculated as soon as practicable after the Closing. No later than thirty (30) days after the end of the lease year for the Leases, Seller shall conduct a final reconciliation of any such overpayment or underpayment under the Leases to the date of Closing and shall provide such final reconciliation to Buyer, together with all relevant back-up, paid invoices, receipts, and other materials; and if such final reconciliation indicates that Buyer was entitled to a larger credit with respect to the same than Buyer received at Closing, Seller shall immediately remit the shortfall to Buyer. If such final reconciliation indicates that Buyer was entitled to a lesser credit with respect to the same than Buyer received at Closing, Buyer shall immediately return the excess to Seller.

(iv) Seller shall be responsible for conducting and completing all reconciliations of CAM charges versus any collections or impound therefor, and for billing all unpaid CAM charges, to tenants for all lease years prior to the Closing pursuant to the terms of the Leases. The collection and remitting of any CAM unpaid as of the Closing shall be governed by the provisions of subparagraph (c) below regarding the post-closing collection of Unpaid Rents.

(c) Unpaid Rents. As used herein, the term “Unpaid Rents” means any tenant rentals and other sums (however denominated and including without limitation unpaid CAM) owed to Seller from any tenant for more than thirty (30) days and not paid as of the Closing Date. Seller hereby assigns to Buyer without warranty any and all Unpaid Rents. Seller specifically acknowledges and agrees that Buyer shall have the right to compromise, forgive or otherwise deal with Unpaid Rents in respect of the tenant owing the same, which dealing may result in economic advantage to Buyer, all without liability or obligation to Seller; provided, however, that if any Unpaid Rents are not otherwise forgiven, compromised or dealt with, such Unpaid Rent, if and when collected by Buyer, shall be applied first to any unpaid rent and other sums owed to Buyer from such tenant accruing after the Closing through the date of collection, with any remaining amounts allocable to the period prior to Closing being paid to Seller (after deduction of all collection costs including attorneys’ fees). Without limiting the foregoing, Seller specifically agrees not to undertake any effort to collect unpaid rent or other sums (however denominated) owed to Seller from any person if such person or any affiliate of such person is in possession of any space in the Property at the time of any such collection effort. Notwithstanding the foregoing, any tenant rentals and other sums owed to Seller from any tenant for less than thirty (30) days, not paid as of the Closing Date and for a month that ended prior to the month of Closing shall be credited to Seller, and any tenant rentals and other sums owed to Seller from any tenant for less than thirty (30) days, not paid as of the Closing Date and for the month of Closing shall be prorated between Seller and Buyer as of the Closing Date based upon each parties’ period of ownership of the Property.

(d) Security Deposits, Unpaid Rent Concessions, Unpaid Tenant Improvement Allowances and Other Tenant Credits. The amount of all unapplied tenant security deposits, any accrued interest due tenants thereon, unpaid rent concessions due under any Lease, unpaid tenant improvement allowances owing under any Lease and the amount of any other credits due tenants shall be credited to Buyer based on a rental statement prepared by Seller and approved by Buyer (which statement must be consistent with the Leases, the estoppel certificates and the final Rent Rolls).

(e) Property Contracts. Prepaid charges in connection with any Property Contracts that Buyer elects to assume, or licenses or permits, shall be credited to Seller. Accrued charges in connection with such Contracts, or licenses or permits, shall be credited to Buyer.

(f) Property Taxes. All real property taxes for the year immediately preceding the year of Closing that are payable in the year of Closing, and for years prior thereto, shall be paid by Seller on or before the Closing. Real property taxes for the year of Closing shall be prorated on the basis of the most recent assessment and levy. Any and all refunds, credits, claims or rights to appeal respecting the amount of any real property taxes or other taxes or assessments charged in connection with the Property for any period shall belong to Buyer following the Closing, except that if prior to the end of the Due Diligence Period Seller has applied for a property tax refund or has appealed the County, City or jurisdictional Assessor’s valuation of the Property for any period of time prior to the Closing Date, then Seller shall be entitled to any refund applicable to such period (unless such refund must be credited to tenants of the Property by Buyer, in which case such refund shall belong to Buyer to the extent of such required credits to tenants).

(g) Private Assessments. Payments due under any assessments imposed by private covenant shall be prorated as of the Closing.

(h) Utilities. Except to the extent such items are the responsibility of tenants, prepaid water, sewer, and other utility charges shall be credited to Seller, and accrued water, sewer, and other utility charges shall be credited to Buyer.

(i) Leasing Commissions. On or before the Closing Date, Seller shall pay in full all leasing commissions due to leasing or other agents for the current remaining term of each lease (determined without regard to any unexercised termination or cancellation right).

(j) Insurance Policies. Insurance premiums as to the policies, if any, that will continue after Closing.

(k) Other Items. All other items customarily prorated or required by any other provision of this Agreement to be prorated or adjusted.

5.8.3 Re-prorations. At Closing, the amount of prorations and adjustments as aforesaid shall be determined or estimated to the extent practicable, and monetary adjustment shall be made between Seller and Buyer. As the amounts of the respective items become finally ascertained, further adjustment shall be promptly made between the parties in cash.

5.8.4 Survival. The provisions of this Section 5.8 shall survive the Closing.

5.9 Distribution of Funds and Documents. At the Close of Escrow, Escrow Holder shall do each of the following:

5.9.1 Payment of Encumbrances. Pay the amount of those monetary liens that are not permitted as part of the Required Title Condition in accordance with the demands approved by Seller, utilizing funds to which Seller shall be entitled upon Close of Escrow and funds (if any) deposited in escrow by Seller.

5.9.2 Recorded Documents. Submit (or be irrevocably committed to submit) to the County or City Recorder of the County or City in which the Property is located the Deed and each other document to be recorded under the terms of this Agreement or by general usage, and, after recordation, cause the County or City Recorder to mail the Deed to Buyer and each other such document to the grantee, beneficiary or person acquiring rights thereunder or for whose benefit said document was recorded.

5.9.3 Non-Recorded Documents. Deliver by overnight courier (or as otherwise requested by the intended recipient): (i) the Title Policy to Buyer; (ii) each other non-recorded document received hereunder to the payee or person acquiring rights thereunder or for whose benefit said document was acquired; and (iii) a copy of each recorded document, conformed to show the recording data thereon, to each party.

5.9.4 Distribution of Funds. Deliver (i) to Seller, or order, the cash portion of the Purchase Price, adjusted for prorations, charges and other credits and debits provided for herein; and (ii) to Buyer, or order, any excess funds delivered to Escrow Holder by Buyer. Such funds shall be delivered by wire transfer or cashier’s check in accordance with instructions for Seller and Buyer; if no instructions are given, Escrow Holder shall deliver such funds by Escrow Holder’s check via overnight courier (or as otherwise requested by the intended recipient) to the appropriate party at the address set forth for notice in this Agreement.

5.10 Completion of Documents. Escrow Holder is authorized to insert the date of Closing and otherwise to complete the documents deposited in escrow, where appropriate and consistent with this Agreement.

5.11 Possession and Tenant Notices. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to the rights of tenants under the Leases, rights arising under any Property Contracts not terminated by Buyer pursuant to Section 3.4 above, and rights arising under the matters set forth in the Preliminary Report and permitted as part of the Required Title Condition. Seller and Buyer covenant and agree to execute at Closing a written notice of the acquisition of the Property by Buyer, in sufficient copies for transmittal to all tenants affected by the sale and purchase of the Property and properly addressed to all such tenants. Such notice shall be prepared by Buyer, at Buyer’s cost and expense, and approved by Seller, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices and other matters reasonably required by Buyer or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Buyer agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing.

ARTICLE 6

TERMINATION AND DEFAULT

6.1 Buyer Default. If prior to Closing, Buyer fails to perform any of its obligations or is otherwise in default hereunder, or if the sale contemplated hereby is not consummated because of a default by Buyer, Seller shall have the right, as its sole and exclusive remedy, to terminate this Agreement and have the Deposit paid to and retained by Seller as liquidated damages. In such event Seller and Buyer shall have no further obligations to each other except those which survive the termination of this Agreement. Buyer and Seller acknowledge that the damages to Seller in the event of a breach of this Agreement by Buyer would be difficult or impossible to determine, that the amount of the deposit plus interest represents the parties’ best and most accurate estimate of the damages that would be suffered by Seller if the transaction should fail to close and that such estimate is reasonable under the circumstances existing as of the date of this Agreement and under the circumstances that Seller and Buyer reasonably anticipate would exist at the time of such breach. Buyer and Seller agree that Seller’s right to retain the Deposit together with any interest and earnings earned thereon shall be Seller’s sole remedy, at law and in equity, for Buyer’s failure to purchase the Property in accordance with the terms of this Agreement. Seller hereby waives any right to an action for specific performance of any provisions of this Agreement.

6.2 Seller’s Default. If prior to Closing Seller fails to perform any of its obligations or is otherwise in default hereunder, Buyer, as its sole and exclusive remedies, shall have the right to exercise any or all of the following:

6.2.1 Institute an action for specific performance to cause Seller to convey the Property to Buyer pursuant to the terms and conditions of this Agreement, within sixty (60) days of the proposed Closing Date.

6.2.2 Terminate this Agreement by notice to Seller and Escrow Holder to that effect, to recover the full amount of the Deposit and all earnings thereon.

Notwithstanding the foregoing, Buyer shall not be entitled to exercise any of the foregoing remedies and Seller shall not be deemed to be in default hereunder for a false representation contained herein, nor have any liability to any Buyer’s Indemnified Parties pursuant to Section 4.5.1, if Buyer has actual knowledge that such representation was false when made by Seller, or if Buyer learns prior to Closing of the falsity of such representation and nevertheless proceeds to the Closing, which in each instance shall constitute a waiver of Buyer’s remedies hereunder. Buyer shall be deemed to have notice for purposes of the above limitation if any one of Buyer’s notice parties set forth in Section 9.7 below shall have notice of such item.

ARTICLE 7

CASUALTY DAMAGE OR CONDEMNATION

7.1 Casualty. If the Improvements are damaged by casualty prior to the Closing, Buyer shall have the sole option to elect either to:

(a) acquire the Property as is (without reduction in the Purchase Price), plus an assignment without recourse or credit of any insurance proceeds payable by virtue of such loss or damage plus a credit for any deductible or uninsured loss under said policy; or

(b) terminate this Agreement and receive back the Deposit.

Such right must be exercised within ninety (90) days from the date Seller provides Buyer with notice of the loss of the event giving rise to such right. If Buyer fails to provide notice of an election, then Buyer shall have been deemed to elect (b) above.

7.2 Condemnation. In the event that any portion of the Property should be condemned prior to the Closing, at Buyer’s sole option, elect either to:

(a) terminate this Agreement and receive back the Deposit; or

(b) close the transaction contemplated by this Agreement.

In all other cases, or if Buyer elects to proceed under Section 7.2(b), Buyer shall purchase the Property in accordance with the terms hereof (without reduction in the Purchase Price) and Seller shall assign to Buyer at Closing all condemnation proceeds payable as a result of such condemnation. Buyer shall be deemed to have elected to proceed under Section 7.2(a) unless, within ninety (90) days from written notice of the condemnation, Buyer provides Seller with written notice that Buyer elects to close the transaction contemplated by this Agreement pursuant to Section 7.2(b).

ARTICLE 8

REAL ESTATE COMMISSION

8.1 Commissions. Buyer and Seller each represent to the other that no broker’s or real estate commissions or other fees, other than the broker’s commission payable to The Silver Group by Seller, are or shall be due in respect to this transaction by reason of any agreement made or which may be alleged to have been made by Buyer or Seller. Each party agrees to indemnify and hold harmless the other from and against any and all claims, demands or the cost or expense thereof, including reasonable attorney’s fees, arising out of any broker’s commission, fee or other compensation due or alleged to be due in connection with the transactions contemplated by this Agreement based upon an agreement alleged to have been made or other action alleged to have been taken by the indemnifying party.

ARTICLE 9

MISCELLANEOUS

9.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

9.2 Binding On Successors and Assigns. Subject to Section 9.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.3 Assignment by Buyer. Until five (5) Business Days prior to the Closing Date, Buyer shall have the right to assign this Agreement to any third-party by a written instrument delivered to Seller, pursuant to which the assignee assumes all of Buyer’s obligations under this Agreement, and no consent on the part of Seller shall be required for such assignment. In addition, Buyer shall have the right to designate the grantee(s) on the Deed(s) and other documents to be delivered by Seller at Closing.

9.4 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

9.5 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Texas, without regard to the principles of conflicts of law. Venue shall be mandatory and shall be in any county in which a portion of the Land is located.

9.6 Counterparts. This Agreement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

9.7 Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent by: (i) United States Postal Service, certified mail, return receipt requested, (ii) any nationally known overnight delivery service for next day delivery, (iii) facsimile with written confirmation of receipt from sending facsimile machine, or (iv) delivered in person. All notices shall be deemed to have been given on the date when deposited with the US Mail or with any other nationally known overnight delivery service, on the date when a facsimile is sent or on the date of personal delivery. All notices shall be addressed to the parties at the addresses below:

To Seller:

Rocky Bluff, L.L.C., or

Standridge & Jackson Development, L.L.C.

P.O. Box 746

Lindsay, Oklahoma 73052

10719 100th Street

Lindsay, Oklahoma 73052

Attn: Scott A. Standridge

Telephone: (405) 256-9801

Facsimile:

And with a copy to:

Mock, Schwabe, Waldo, Elder, Reeves & Bryant

Two Leadership Square

14th Floor 211 North Robinson Oklahoma City, Oklahoma 73102-7109

Attn: Zachary W. Allen

Telephone: (405) 235-5581

Facsimile: (405) 235-0333

And with a copy to:	White, Coffey & Fite, P.C. 1001 NW 63rd Suite 100 Oklahoma City, Oklahoma 73116 Attn: John M. Coffey Telephone: (405) 842-7565 Facsimile: (405) 840-9890

To Buyer:	BC Development Co., LLC 20 South Clark Street Suite 2475 Chicago, Illinois 60603 Attn: Edwin M. Stanton Telephone: (312) 755-1444 Facsimile: (312) 755-1455

And with a copy to:	Gregory Kaplan, PLC 7 East Second Street Richmond, Virginia 23224 Attn: Christopher J. Hoctor Telephone: (804) 916-9035 Facsimile: (804) 916-9135

Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 9.7. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

9.8 Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or position prevailed.

9.9 IRS Real Estate Sales Reporting. Buyer and Seller agree that Escrow Holder shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Section 6045(e) of the Code and shall prepare and file all informational returns, including without limitation, IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Code.

9.10 Time Periods. If the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

9.11 Modification of Agreement. No modification of this Agreement shall be deemed effective unless in writing and signed by the party against whom enforcement is sought.

9.12 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to the Escrow Holder, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

9.13 Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein,” “hereinafter,” “hereof’ and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine sender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word

“including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”

9.14 Business Day. As used herein, the term “Business Day” means any day other than Saturday, Sunday and any day which is a legal holiday in the State of Texas.

9.15 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

9.16 Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Agreement is found by a court of law to be in violation of any applicable local, state or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable provision were not contained herein, and that the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

9.17 Exclusivity. After the Effective Date, Seller and its respective agents, representatives and employees shall immediately cease all marketing of the Property until such time as this Agreement is terminated and Seller shall not directly or indirectly make, accept, negotiate, entertain or otherwise pursue any offers for the sale of the Property.

9.18 Section 1031 Exchange. Either party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to section 1031 of the Code, provided that (i) the Closing shall not be delayed or affected by reason of an Exchange nor shall the consummation or accomplishment of any Exchange be a condition precedent or condition subsequent to a party’s obligations under this Agreement; (ii) any party desiring an Exchange shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary and the other party shall not be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating such Exchange; and (iii) the party desiring an Exchange shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had such party not consummated its purchase or sale through an Exchange. Neither party shall by this agreement or acquiescence to an Exchange desired by the other party (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that such party’s Exchange in fact complies with section 1031 of the Code. In connection with such cooperation, Seller agrees, upon request of Buyer to “direct deed” for actual interests in the property to designees of Buyer.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:	Rocky Bluff, L.L.C., an Oklahoma limited liability company

	By:	/s/ Scott A. Standridge
	Name:	Scott A. Standridge
	Title:	Manager

Standridge & Jackson Development, L.L.C., an Oklahoma limited liability company

	By:	/s/ Scott A. Standridge
	Name:	Scott A. Standridge
	Title:	Manager

BUYER:	BC Development Co., LLC, a Missouri limited liability company

	By:	/s/ Dan Carr
	Name:	Dan Carr
	Title:	Member
Federal Tax I.D.: 20-5164785

SIGNATURE PAGE TO REAL ESTATE PURCHASE AGREEMENT

CONSENT OF ESCROW HOLDER

The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under said Agreement and (iii) be bound by said Agreement in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned or (ii) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.

DATED:	CHICAGO TITLE INSURANCE CORPORATION (“Escrow Holder”)

By:
Its:

SIGNATURE PAGE TO REAL ESTATE PURCHASE AGREEMENT

EXHIBIT “A”

LEGAL DESCRIPTION

Beaumont Property Description:

That certain 3.340 acre tract out of the A. Huston Survey, Abstract 33, Jefferson County, Texas, being the remainder of that called 46.00 acre tract conveyed to Nichols Development Company, recorded in Clerk’s File No. 2000005304 of the Official Public Records of Real Property of Jefferson County, Texas, said 3.340 acres being more particularly described by metes and bounds as follows:

NOTE: The Basis of bearings is North line of a called 1.000 acre tract conveyed to Richard Lynn Worthey as recorded in Clerk’s File No. 200304162 of the Official Public Records of Real Property of Jefferson County, Texas having been called West 347.90 feet.

EXHIBIT “A”

1

BEGINNING at a capped iron rod found in the North line of the said 1.000 acre tract for the Southwest corner of a called 0.5969 acre tract conveyed to Smylie Unlimited, LLC as recorded in Clerk’s File No, 2004025612 of the Official Public Records of Real Property of Jefferson County, Texas and the Southeast corner of the said 3.330 acre tract form which a capped iron rod found in the West right-of-way line of North Major Drive (aka FM 364) far the Southeast corner of the said 0.5969 acre tract and the Northeast corner of the said 1.000 acre tract bears South 8°59’55” East 178,07 feet (called East 178.00 feet);

THENCE West along the said North line of the 1.000 acre tract and the South line of the said 3.340 acre tract a distance of 169.68 feet (called West 169.90 feet) to a capped iron rod found in the Northeasterly line of Ditch 202-E as described in Film Code 103-43-0139 of the Real Property Records of Jefferson County, Texas for the Northeast corner of the said 1.000 acre tract and the Southwest corner of the said 3.340 acre tract;

THENCE North 37°47’19” West along the said Northeasterly line of Ditch 202-E and the Westerly line of the said 3.340 acre tract a distance of 34.48 feet (called North 38°00’22” West) to a DD#6 concrete monument found for an angle point:

THENCE North 37° 59’11” West continuing along the said Northeasterly line of Ditch 202-F and the said Westerly line of the 3.340 acre tract a distance of 584.82 feet (called North 38°00’22” West) to a  1/2” capped iron rod set in the South right-of-way line of Dishman Road for the Northwest corner of the said 3.340 acre tract;

THENCE North 89°44’42” East line of Dishman Road and the North line of the said 3.340 acre tract, at a distance of 328.63 feet pass a found capped iron rod, and continuing a total distance of 429.84 feet (called North 89°43’28”‘ East 429.84 feet) to a capped iron rod found for the Northwest corner of a called 2.120 acre tract conveyed to Dupont Beaumont Federal Credit Union as recorded in Clerk’s File No, 2005010849 of the Official Public Records of Real Property of Jefferson County, Texas and the Northeast corner of the said 3.340 acre tract:

THENCE South 00°01’17” East along the West line of the said 2.12 acre tract and the East line of the said 3,340 acre tract a distance of 168.01 feet (called South 00°02’58” East 168.00 feet) to a capped iron rod found for an angle point;

THENCE South 34°29’47” East continuing along the said West line of the 2.12 acre tract and the said East line of the 3,340 acre tract a distance of 213.53 feet (called South 34°32’00” East 213,49 feet) to a capped iron rod found for the Southwest corner of the said 2.12 acre tract, the Northwest corner of the said 0.5969 acre tract and an angle point for the said 3.340 acre tract;

THENCE South 00°01’17” East along the West line of the said 0,5969 acre tract and the said East line of the 3.340 acre tract a distance of 14610 feet (called South 00°02’58” East 146.04 feet) to the POINT OF BEGINNING and containing 3.340 acres of land, more or less.

San Antonio Property Description:

Tract 1:

Lot 23, Block 1, New City Block 13015, ARR, an addition to the City of San Antonio, Bexar County, Texas according to the map or plat thereof, recorded in Volume 9574, Page 169, Deed and Plat Records of Bexar County, Texas.

Tract 2:

Non-exclusive easement rights created in a License Agreement for ingress and egress as recorded in Volume 12814, Page 661, Official Public Records of Real Property of Bexar County, Texas.

EXHIBIT “A”

2

Waco Property Description:

Being Lot 11, Block “C” of the Lake Air Center Addition to the City of Waco, McLennan County, Texas, as per plat recorded under County Clerk’s File No. 2006039135, Official Public Records, McLennan County, Texas.

EXHIBIT “A”

3

EXHIBIT “B”

LIST OF PERSONAL PROPERTY

NONE

EXHIBIT “B”

1

EXHIBIT “C”

RENT ROLLS AND SCHEDULE OF LEASES

[Attached]

EXHIBIT “C”

1

EXHIBIT “D”

CURRENT PROPERTY CONTRACTS

San Antonio,TX

Contract	Description	Start Date	End Date	Terminable?
AT&T	Fire alarms	2/08		Yes

CPS Energy	Gas & Electric	2/08		yes

San Antonio Water System	Water	12/07

Waste Management	Trash	1/08		yes

Douglas Deets	Maintenance & janitorial			yes

Thomas Vogel	Lawn service			Yes

Orkin Pest Control	Pest control	2/08		yes

Koetter Fire Protection	Fire alarm, sprinkler, fire extinguishers	11/08		yes

Newsome Enterprises	Irrigation			yes

EXHIBIT “D”

1

EXHIBIT “D”

CURRENT PROPERTY CONTRACTS

Beaumont, TX

Contract	Description	Start Date	End Date	Terminable?
Entergy	Electric	6/09		yes

CenterPoint Energy	Gas	7/09		yes

Triangle Waste Solutions	Trash	8/09		yes

City of Beaumont	Water	6/09		yes

Home Maint & Lawn Service	Lawn	7/09		yes

Guardian Force	Fire alarms	7/09		yes

AT&T	Fire alarms	7/09		yes

Air Rite Pest Control	Pest control	7/09		yes

Linda Campbell	Janitorial	7/09		yes

EXHIBIT “D”

2

EXHIBIT “D”

CURRENT PROPERTY CONTRACTS

Waco, TX

Contract	Description	Start Date	End Date	Terminable?
AT&T	Fire alarms	9/09		yes

Action Fire Pros	Fire alarm monitoring	9/09		yes

Bain Paper company	Janitorial supplies	9/09		yes

Eugene Pullen Jr & Kenny Boyd	Janitorial	8/09		yes

Arrow Pest Control	Pest control	8/09		yes

Expert Lawn Service	Lawn care	8/09		Yes

Atmos Energy	Gas	8/09		Yes

City of Waco	Water & trash	9/09		Yes

Green Mountain Energy	Electric	7/09		yes

EXHIBIT “D”

3

SCHEDULE 1.3

ALLOCATION OF PURCHASE PRICE & ALLOCATION OF NOI

	Allocation of Price	Capitalization Rate	Net Operating Income

Waco, TX	$5,704,027.00	8.25%	$470,636.41

San Antonio, TX	$4,855,283.00	8.25%	$400,606.97

Beaumont, TX	$4,740,690.00	8.25%	$391,151.96

SCHEDULE 1.3

1

SCHEDULE 4.1

SELLER DISCLOSURES

The City of Beaumont has requested that Seller construct a sidewalk in front of the building. Seller will complete the sidewalk and gain approval from the city prior to Closing.

SCHEDULE 4.1

1

SCHEDULE 4.1.16

SELLER DISCLOSURES

None.

SCHEDULE 4.1.16

1

EXHIBIT “E”

FORM OF DEED

Special Warranty deed

STATE OF TEXAS	§
	§	KNOW ALL BY THESE PRESENTS:
COUNTY OF _________________	§

THAT ______________________________, a _________________________ (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable consideration to Grantor paid by ____________________________________________, a ____________________________ (“Grantee”), whose mailing address is ________________________________________, the receipt and sufficiency of which are acknowledged and confessed, has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto Grantee that certain tract of real property located in _______ County, Texas, more particularly described on Exhibit “A” attached hereto and incorporated herein by reference for all purposes, together with all and singular, the improvements, fixtures, and any right, title and interest of Grantor in and to any adjacent streets, roads, alleys, rights-of-way, strips and gores adjoining the real property, any development rights, air rights, water rights, and any other easements, interests, rights, powers and privileges appurtenant or incident to the use of the real property (herein collectively called the “Property”).

This Deed is executed by Grantor and accepted by Grantee subject to the encumbrances set forth on Exhibit “B” attached hereto (herein collectively called the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property together with all and singular the rights and appurtenances thereto in any wise belonging unto Grantee, its successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Exceptions, unto Grantee, and Grantee’s heirs, executors, administrators, personal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Grantor, but not otherwise.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

EXHIBIT “E”

1

EXECUTED to be effective as of the                      day of                     , 20    .

GRANTOR:

*,

a

By:	*,
a ____________________________,
______________________________
By:_____________________________________________________
_________________________________, ___________________

STATE OF TEXAS	§
§
COUNTY OF _________________	§

This instrument was acknowledged before me on the _____ day of _______, 20__, by ________________, _________ of ________________________________, a _________________, as ___________________ of ______________________________, a _________________________, on behalf of said ___________________________.

Notary Public, State of Texas

GRANTEE’S ADDRESS FOR TAX NOTICES:

AFTER RECORDING, RETURN TO:

EXHIBIT “E”

1

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT “E”

1

EXHIBIT B

Permitted Exceptions

1.	STANDBY FEES, TAXES AND ASSESSMENTS BY ANY TAXING AUTHORITY FOR THE YEAR 20__, AND SUBSEQUENT YEARS, AND SUBSEQUENT TAXES AND ASSESSMENTS BY ANY TAXING AUTHORITY FOR PRIOR YEARS DUE TO CHANGE IN LAND USAGE OR OWNERSHIP.

2.

EXHIBIT “E”

1

EXHIBIT “F”

FORM OF BILL OF SALE AND ASSIGNMENT

BILL OF SALE AND ASSIGNMENT

This Bill of Sale and Assignment (“Assignment”), dated __________, _____, is executed and delivered pursuant to that certain Real Estate Purchase Agreement (the “Purchase Agreement”) dated as of _____, 2010, by and between ________________________, a ___________ _______________ (“Seller”), and ______________________, a Texas limited partnership (“Buyer”), concerning the real property described in Exhibit “A” attached hereto (the “Land”). All capitalized terms not otherwise defined herein shall have the same meanings given them in the Purchase Agreement.

1. Assignment. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby grants, sells, transfers, conveys and delivers to Buyer all of Seller’s interest in all of the following:

(a) All furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located or situated on and used in connection with the operation of the Land or Improvements (the “Personal Property”), including, without limitation, the Personal Property listed on Exhibit “B” attached hereto and incorporated herein by reference.

(b) All of Seller’s rights in all leases and other occupancy agreements covering any portion of the Land or Improvements (the “Leases”) and which are listed on Exhibit “C” attached hereto and incorporated herein by reference including Seller’s rights to any tenant deposits held by Seller (the “Tenant Deposits”) pursuant to the Leases.

(c) All of Seller’s right, title and interest in all intangible assets of any nature relating to the Land, the Improvements or the Personal Property, including, without limitation, all of Seller’s right, title, and interest in all (i) warranties and guaranties relating to the Improvements or Personal Property in the possession of Seller as set forth on Exhibit “D” attached hereto and incorporated herein, (ii) all use, occupancy, building and operating licenses, permits, approvals and development rights (iii) any trade name or names used or utilized in connection with the Land and Improvements including without limitation the trade name “Overlook I” and (iv) all plans and specifications related to the Land and Improvements, in each case to the extent that Seller may legally transfer the same (the “Intangible Property”).

(d) All of Seller’s rights in the service contracts affecting the Land or Improvements which are listed on Exhibit “D” attached hereto and incorporated herein by reference (the “Property Contracts”).

(e) All rights, which Seller may have, if any, in and to any tenant data, telephone numbers and listings, all master keys and keys to common areas, all good will, if any, and any and all other rights, privileges and appurtenances owned by Seller and related to or used in connection with the existing business operation of the Property.

EXHIBIT “F”

1

2. Acceptance and Assumption. Buyer hereby accepts the foregoing Assignment. Seller acknowledges that Buyer does not, except as otherwise specifically provided in the Agreement, assume, directly or indirectly, any liability, obligation, duty or responsibility whatsoever for the payment, discharge or other resolution of any liability, obligation, indebtedness, lien, security interest, encumbrance, claim or other problem, condition or matter required to be performed in connection with the Intangible Property prior to the date of this Assignment.

3. Indemnifications. Seller shall defend, indemnify and hold harmless Buyer from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Buyer by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Leases and the Property Contracts required to be performed before the Closing Date (as defined in the Purchase Agreement). Buyer shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe the obligations assumed by it under this instrument with respect to the Leases or the Property Contracts required to be performed on or after the Closing Date.

4. Miscellaneous.

(a) Seller and Buyer each agrees to execute such other documents and perform such other acts as may be necessary or desirable to effectuate this Assignment.

(b) In the event of any action or suit by either party hereto against the other arising from or interpreting this Assignment, the prevailing party in such action or suit shall, in addition to such other relief as may be granted, be entitled to recover its costs of suit and actual attorney’s fees, whether or not the same proceeds to final judgment.

(c) This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

(d) This Assignment shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

EXHIBIT “F”

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IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first above written.

SELLER:	__________________________, a ___________________
___________________________________________________

By:
Name:
Title:

By:
Name:
Title:

BUYER:
a

By:
Name:
Title:

LIST OF EXHIBITS

EXHIBIT “A”	LEGAL DESCRIPTION
EXHIBIT “B”	PERSONAL PROPERTY INVENTORY
EXHIBIT “C”	RENT ROLLS AND SCHEDULE OF LEASES
EXHIBIT “D”	CURRENT PROPERTY CONTRACTS

EXHIBIT “F”

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EXHIBIT “G”

PROPERTY INFORMATION

1.	Three (3) years historical, Rent Rolls certified by the Seller and twenty-four month vacancy history.

2.	Any current outstanding tenant improvements required of the Owner and any outstanding funds owed to existing tenants by the Owner.

3.	Standard Lease Form.

4.	Six (6) months Proof of Collections as required by Lender.

5.	Complete access to all tenant leases relating to the Property.

6.	Current property Rent Rolls showing by unit: tenant’s name; business; current rental rate; any prepaid or delinquent rent; any deposits, whether refundable or nonrefundable; and any rental concessions.

7.	Financial statements of Property operations, including, but not limited to, statements of revenues and expenses for the past three (3) years and year-to-date (updated quarterly) and 2010 Budget.

8.	Capital Improvements that are planned for the next couple of years; include description and estimated costs.

9.	Year-to-date copies of the general ledgers related to the property (updated quarterly) and copies of Seller’s general ledger for the past three (3) years detailing individual revenue and expense transactions or invoices. Bank statements and paid invoices which support general ledger entries.

10.	Copies of current property tax and insurance bills and Insurance Certificates and last two (2) years Premiums paid.

11.	Copies of utility bills for the past eighteen (18) months.

12.	Copies of any existing management, service, or maintenance contracts pertaining to the operation of the Property and invoices thereof for the past eighteen (18) months.

13.	Copies of any personal property rental agreements pertaining to personal property or business equipment used in the operation of the Property.

14.	Latest environmental, engineering, and structural reports, if any exist.

15.	A set of as-built drawings.

16.	Copy of the latest survey, if one exists.

17.	Itemized list of personal property to be included in the sale.

18.	Copies of certificates of occupancy.

19.	Copies of any zoning and/or conditional use or similar permits or actions permitting the current use of the Property.

20.	Any other items reasonably requested by Buyer to the extent the same are within Seller’s possession or control and provided that receipt and approval of these items shall not delay the closing date.

FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “First Amendment”) is entered into as of this 11th day of May, 2010, by and between Rocky Bluff, L.L.C., an Oklahoma limited liability company and Standridge & Jackson Development, L.L.C., an Oklahoma limited liability company (collectively, “Seller”) and BC Development Co., LLC, a Missouri limited liability company, its successors and assigns (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated April 15, 2010 (the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain parcels of real property and more particularly described in the Original Agreement.

B. Seller and Buyer desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Purchase Price. Section 1.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.3 Purchase Price.

1.3.1 The purchase price for the Property (the “Purchase Price”) shall collectively be Fifteen Million Three Hundred Thousand and 00/100s Dollars ($15,300,000.00), and shall be allocated as set forth on Schedule 1.3 attached hereto and incorporated herein by reference. The Purchase Price shall be paid to Seller by Buyer on the Closing Date (as defined below), plus or minus all adjustments or credits as set forth herein, by wire transfer of immediately available federal funds.

1.3.2 Notwithstanding the foregoing, Seller and Buyer agree that the Purchase Price was determined based on a projected aggregate NOI (as defined below) of One Million Two Hundred Sixty Two Thousand Three Hundred Ninety Six and no/100 Dollars ($1,262,396.00) for the first full year of the term of each of the Leases, and thus a capitalization rate of 8.25% (“Capitalization Rate”). For purposes of this Agreement, “NOI” shall mean gross rent income received less (i) all tax deductible operating expenses, (ii) any additional cash outflows, (iii) all repair costs and (iv) the amortized cost of any capital improvements needed over the remaining term of each Lease. If as of the

Effective Date the NOI for the first year of the term of any Lease has not been established (such Lease being an, “Unmatured Lease”), Buyer and Seller agree to adjust the allocated Purchase Price attributable to the parcel subject to such Unmatured Lease in the event that the first-year NOI that is allocated for such parcel differs from the projected NOI as set forth on Schedule 1.3 attached hereto and incorporated herein by reference by a margin greater than three percent (3%). Such adjusted allocated Purchase Price shall be computed by dividing the established NOI for the Unmatured Lease by the Capitalization Rate. To the extent the NOI for any Unmatured Lease is established on or before the Closing Date, any applicable adjustment to the allocated Purchase Price for the parcel subject to such Unmatured Lease based on the foregoing shall be effected at Closing. To the extent the NOI for any Unmatured Lease is not established on or before the Closing Date, then any adjustment to the Purchase Price based on the foregoing, whether in favor of the Buyer or the Seller, shall be made after all of the Unmatured Leases have had their respective NOI properly established and the party entitled to such adjustment shall be paid the difference between the allocated Purchase Price and the allocated Purchase Price as adjusted, by immediately available federal funds within twenty (20) days after notice of the same by Buyer or Seller.

1.3.3 In addition to adjustment to the Purchase Price set forth in Section 1.3.2 above, Seller and Buyer agree to further adjust the Purchase Price in the event that the “base year” (as defined in the respective Lease) for the property taxes levied against any parcel (the “Property Taxes”) has not been established as of the Effective Date. Any adjustment to the Purchase Price based on the foregoing, whether in favor of Buyer or Seller, shall be made after the base year Property Taxes have been established in accordance with the applicable Lease, and the party entitled to such adjustment shall be credited or paid the quotient of (a) the net difference between (i) the actual Property Taxes for the base year and (ii) the currently estimated amount of the Property Taxes for the base year, as set forth in the Lease and included on Schedule 1.3 attached hereto and incorporated by reference divided by (b) the Capitalization Rate. If the base year Property Taxes are established under any Lease after the Effective Date but on or before the Closing Date, then the Purchase Price shall be adjusted as provided herein on the Closing Date. If the base year Property Taxes are established under any Lease after the Closing Date, then an amount equal to any applicable Purchase Price adjustment shall be paid to the party entitled thereto in immediately available federal funds within twenty (20) days after notice of the same by Buyer or Seller (as applicable). Notwithstanding the foregoing provisions of this Section 1.3.3, the parties acknowledge and agree that (a) the NOI figures set forth in Schedule 1.3 for each parcel were computed by including the presently estimated base year Property Taxes among the operating expenses that

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were deducted from gross rent income, and (b) accordingly, any adjustment of the Purchase Price pursuant to this Section 1.3.3 shall be computed in a manner that will not result in the duplication of any adjustment to the Purchase Price that is effected pursuant to Section 1.3.2 with reference to NOI figures that include expenses for Property Taxes which differ from the amounts shown in Schedule 1.3.

2. Schedule 1.3. Schedule 1.3 of the Original Agreement is hereby deleted in its entirety and replaced with Schedule 1.3 attached hereto.

3. Closing Date. Section 1.5.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.5.1 The closing (“Closing”, sometimes referred to herein as the “Close of Escrow”) means the date Escrow Holder disburses funds in accordance with this Agreement and is irrevocably committed to record the Deed (defined below in Section 5.6.1) in favor of Buyer and shall take place through an escrow opened with Escrow Holder on or before August 6, 2010 (the “Closing Date”), or upon such earlier date as Buyer may elect upon five (5) Business Days’ notice to Seller. Notwithstanding anything set forth herein to the contrary, in no event shall the Closing occur earlier than one hundred five (105) days after the Effective Date, unless Buyer shall have expressly waived this contingency in a separately executed written document.

4. Due Diligence Period. Section 3.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

3.2 Due Diligence Period. Buyer shall have from the Effective Date until June 11, 2010 (the “Due Diligence Period”) to physically inspect the Property, review the economic data, underwrite the tenants and review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Property for the presence of Hazardous Materials (as defined below), and to otherwise conduct such due diligence review of the Property and all of the items to be furnished by Seller to Buyer pursuant to Section 3.3 below, and all records and other materials related thereto as Buyer deems appropriate.

5. Entire Agreement. The Original Agreement, as modified by this First Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this First Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

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6. Counterparts. This First Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this First Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

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IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment as of the date above first written.

SELLER:	Rocky Bluff, L.L.C., an Oklahoma limited liability company

	By:	/s/ Scott A. Standridge
	Name:	Scott A. Standridge
	Title:	Manager

Standridge & Jackson Development, L.L.C., an Oklahoma limited liability company

	By:	/s/ Scott A. Standridge
	Name:	Scott A. Standridge
	Title:	Manager

Signature Page to First Amendment to Real Estate Purchase Agreement and Escrow Instructions

BUYER:	BC DEVELOPMENT CO., LLC,
a Missouri limited liability company

	By:	/s/ Dan Carr
	Name:	Dan Carr
	Title:	Principal
Federal Tax ID: 20-5164785

Signature Page to First Amendment to Real Estate Purchase Agreement and Escrow Instructions

SCHEDULE 1.3

ALLOCATION OF PURCHASE PRICE & ALLOCATION OF NOI

	Allocation of Price	Capitalization Rate	Net Operating Income	Presently Estimated Base Year Property Taxes
Waco, TX	$5,704,027.00	8.25%	$470,636.41	$60,000.00
San Antonio, TX	$4,855,283.00	8.25%	$400,606.97	$44,739.36
Beaumont, TX	$4,740,690.00	8.25%	$391,151.96	$60,000.00

Signature Page to First Amendment to Real Estate Purchase Agreement and Escrow Instructions

SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Second Amendment”) is entered into as of this 11th day of June, 2010, by and between Rocky Bluff, L.L.C., an Oklahoma limited liability company and Standridge & Jackson Development, L.L.C., an Oklahoma limited liability company (collectively, “Seller”) and BC Development Co., LLC, a Missouri limited liability company, its successors and assigns (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated April 15, 2010, as amended by that certain First Amendment to Real Estate Purchase Agreement dated May 11, 2010 (the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain parcels of real property and more particularly described in the Original Agreement.

B. Seller and Buyer desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Purchase Price. Section 1.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.3 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall collectively be Fourteen Million Six Hundred Eighty Seven Thousand Five Hundred Fifty Six and 00/100s Dollars ($14,687,556.00), and shall be allocated as set forth on Schedule 1.3 attached hereto and incorporated herein by reference. The Purchase Price shall be paid to Seller by Buyer on the Closing Date (as defined below), plus or minus all adjustments or credits as set forth herein, by wire transfer of immediately available federal funds.

2. Schedule 1.3. Schedule 1.3 of the Original Agreement is hereby deleted in its entirety and replaced with Schedule 1.3 attached hereto.

3. Closing Date. Section 1.5.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.5.2 Until the date that is five (5) Business Days before the scheduled closing date, Buyer shall have the right to unilaterally extend the Closing Date from time to time, but in no event shall any such extension(s) extend the Closing Date beyond September 30, 2010 provided that at least five (5) Business Days before the originally scheduled Closing Date Buyer provides written notice to the Seller (“Closing Extension Notice”) and increases the Deposit by Twenty Five Thousand and 00/100 Dollars ($25,000.00) (the “Closing Extension Deposit”). The Closing Extension Deposit shall be deemed part of the Deposit and shall be subject to the terms and conditions set forth in Section 1.4 above.

4. Beaumont Parking Spaces. The Original Agreement is hereby amended by inserting the following Section 5.4.7 after Section 5.4.6 of the Original Agreement:

5.4.7 Beaumont Parking Spaces. Seller shall have provided evidence reasonably satisfactory to Buyer that the tenant of the Beaumont, Texas parcel has confirmed that the Beaumont, Texas parcel contains sufficient parking spaces such that the Seller is in compliance with the terms of the Lease for the Beaumont, Texas parcel.

5. Immediate Needs Credit. The Original Agreement is hereby amended by inserting the following Section 5.8.5 after Section 5.8.4 of the Original Agreement:

5.8.5 Immediate Needs Credit. At Closing Buyer shall receive from Seller a credit in the amount of $9,450.00 for certain matters relating to soil erosion at the Property.

6. Approval of the Property and Expiration of the Due Diligence Period. Buyer and Seller acknowledge that, Buyer has approved of the Property for purposes of Section 3.5 of the Original Agreement and that the Due Diligence Period has expired.

7. Entire Agreement. The Original Agreement, as modified by this Second Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this Second Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

8. Counterparts. This Second Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Second Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

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IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the date above first written.

SELLER:	Rocky Bluff, L.L.C., an Oklahoma limited liability company

	By:	/s/ Zachary W. Allen
	Name:	Zachary W. Allen
	Title:	Attorney in Fact

Standridge & Jackson Development, L.L.C., an Oklahoma limited liability company

	By:	/s/ Zachary W. Allen
	Name:	Zachary W. Allen
	Title:	Attorney in Fact

Signature Page to Second Amendment to Real Estate Purchase Agreement and Escrow Instructions

BUYER:	BC DEVELOPMENT CO., LLC,
a Missouri limited liability company

	By:	/s/ Richard D. Baier
	Name:	Richard D. Baier
	Title:	Principal
Federal Tax ID: 20-5164785

Signature Page to Second Amendment to Real Estate Purchase Agreement and Escrow Instructions

SCHEDULE 1.3

ALLOCATION OF PURCHASE PRICE

Allocation of Price

Waco, TX	$5,513,956.00

San Antonio, TX	$4,349,992.00

Beaumont, TX	$4,823,608.00

Schedule 1.3 to Real Estate Purchase Agreement and Escrow Instructions

THIRD AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Third Amendment”) is entered into as of this 17th day of September, 2010, by and between Rocky Bluff, L.L.C., an Oklahoma limited liability company and Standridge & Jackson Development, L.L.C., an Oklahoma limited liability company (collectively, “Seller”) and BC Development Co., LLC, a Missouri limited liability company, its successors and assigns (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated April 15, 2010, as amended by that certain First Amendment to Real Estate Purchase Agreement dated May 11, 2010, as amended by that certain Second Amendment to Real Estate Purchase Agreement dated June 11, 2010 (the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain parcels of real property and more particularly described in the Original Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Original Agreement.

B. Seller and Buyer desire to amend the Original Agreement as set forth herein. The Original Agreement, as amended by this Third Amendment is sometimes referred to herein as the “Agreement”.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Closing Date. Section 1.5.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.5.2 Notwithstanding anything to the contrary contained herein, Buyer shall have the unilateral right to extend the Closing Date in two instances which shall extend the Closing Date until September 30, 2010 in the first instance (the “First Closing Extension”) and October 15, 2010 in the second instance, the “Second Closing Extension”). In order to exercise its rights to the First Closing Extension, Buyer shall provide written notice to the Seller of its election to extend the Closing Date until September 30, 2010 and deliver to Escrow Holder the sum of Twenty Five Thousand and 00/100 Dollars ($25,000.00) (the “First Closing Extension Deposit”) not later than five (5) Business Days prior to the originally scheduled Closing Date. In order to exercise its rights to the Second Closing Extension, Buyer shall provide written notice to the Seller of its election to extend the Closing

Date until no later than October 15, 2010 and deliver to Escrow Holder the sum of Twenty Five Thousand and 00/100 Dollars ($25,000.00) (the “Second Closing Extension Deposit”) not later than two (2) Business Days after the date on which Buyer exercises the Second Closing Extension. The First Closing Extension Deposit and the Second Closing Extension Deposit shall be deemed part of the Deposit and shall be subject to the terms and conditions set forth in Section 1.4 above. Further, in the event that Buyer extends the Closing Date in accordance herewith, Buyer shall also have the right to accelerate the Closing Date upon five (5) Business Days notice to Seller.

2. First and Second Closing Extensions. Buyer and Seller confirm that Buyer has exercised its rights under the First Closing Extension in accordance with Section 1.5.2 of the Original Agreement. Further, in accordance with Section 1.5.2 of the Agreement, Buyer hereby exercises the Second Closing Extension. Accordingly, the Closing Date is now October 15, 2010 (subject to Buyer’s right to accelerate the Closing Date as provided in Section 1.5.2 of the Agreement), and Buyer shall deliver the Second Closing Extension Deposit to Escrow Holder within two (2) Business Days after the date of this Third Amendment.

3. Release of One-Half the Deposit; Deposit Non-Refundable. Buyer and Seller agree that upon Escrow Holder’s receipt of the Second Closing Extension Deposit, Escrow Holder shall release immediately to Seller one-half of the sums constituting the Deposit, which shall be equal to Seventy Five Thousand and 00/100 Dollars ($75,000.00), with no further action necessary by either party; provided however, that such released funds shall be credited to the Purchase Price if the Closing occurs. Buyer further acknowledges and agrees, and represents to Seller, that (a) Buyer has satisfactorily completed all of its due diligence investigations of the Property, including all investigations contemplated in Articles 2 and 3 of the Agreement, and Buyer is satisfied with the state of title to, and the physical condition of, the Property as of the date of this Third Amendment, (b) Buyer has waived all rights to terminate the Agreement pursuant to Articles 2 or 3 of the Agreement, (c) as of the date of this Third Amendment, Buyer has no knowledge of (i) any breach by Seller of any of Seller’s representations or warranties set forth in Section 4.1 of the Agreement, (ii) Seller’s failure to perform any of its obligations under the Agreement to be performed on or before the date of this Third Amendment, or (iii) the presently existing failure of any condition to Buyer’s obligations under the Agreement that the Agreement requires to be satisfied as of the date of this Third Amendment, and (d) the entire Deposit is non-refundable in all events other than termination of the Agreement pursuant to Section 5.4 (but not including a termination due to the failure of the condition precedent set forth in Section 5.4.3), Section 6.2 or Article 7 of the Agreement.

4. Entire Agreement. The Original Agreement, as modified by this Third Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this Third Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

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5. Counterparts. This Third Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Third Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[Remainder of page intentionally left blank; signatures appear on following pages]

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IN WITNESS WHEREOF, the parties hereto have entered into this Third Amendment as of the date above first written.

SELLER:	Rocky Bluff, L.L.C., an Oklahoma limited liability company

	By:	/s/ Zachary Allen
	Name:	Zachary Allen
	Title:	Attorney-in-fact

Standridge & Jackson Development, L.L.C., an Oklahoma limited liability company

	By:	/s/ Zachary Allen
	Name:	Zachary Allen
	Title:	Attorney-in-fact

Signature Page to Third Amendment to Real Estate Purchase Agreement and Escrow Instructions

BUYER:	BC DEVELOPMENT CO., LLC,
a Missouri limited liability company

	By:	/s/ Dan Carr
	Name:	Dan Carr
	Title:	Principal
Federal Tax ID: 20-5164785

Signature Page to Third Amendment to Real Estate Purchase Agreement and Escrow Instructions